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                                                                     EXHIBIT 3.3
                                                              As amended through
                                                                    May 17, 1996


                                     BY-LAWS

                                       OF

                              MKS INSTRUMENTS, INC.


                                    ARTICLE I

                  Name, Location, Corporate Seal, and Fiscal Year

                  Section 1. Name. The name of the corporation is MKS Instruments, Inc.

                  Section 2. Location. The principal office of the corporation in Massachusetts shall be located at the place set forth on the form of the articles of organization or on a certificate filed with the State Secretary. The Board of Directors may change the location of the principal office in Massachusetts and establish such other offices as it deems appropriate.

                  Section 3. Corporate Seal. The Board of Directors may adopt and alter the form of seal of the corporation.

                  Section 4. Fiscal Year. Except as otherwise determined from time to time by the Board of Directors, the fiscal year of the corporation shall in each year end on December 31.

                                     ARTICLE II

                                    Stockholders

                  Section 1. Annual Meeting. The annual meeting of stockholders shall be held within six months after the end of
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         each fiscal year of the corporation on a date to be fixed by the Board of Directors or the President (which date shall not be a legal holiday in the place where the meeting is to be held) at the time and place to be fixed by the Board of Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the articles of organization or by these by-laws, may be specified by the Board of Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all references in these by-laws to the annual meeting of stockholders shall be deemed to refer to such special meeting.

                  Section 2. Special Meetings. Special meetings of the stockholders may be called by the President or by the Board of Directors, who shall state the purposes for which the meeting is to be held. The Clerk, or, in the case of the death, absence, incapacity or refusal of the Clerk, any other officer, shall call a special meeting upon written application of one or more stockholders holding at least one-tenth part in interest of the capital stock entitled to vote at the meeting, which application shall state the time, place and purposes of the proposed meeting. If notice of a special meeting shall have been duly waived by every stockholder entitled to notice thereof, or by his attorney




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         thereunto duly authorized, such meeting shall be deemed to have been duly called at the request of the stockholders.

                  Section 3. Time and Place of Meetings. All meetings of stockholders shall be held at a suitable time at the principal office of the corporation or at such other suitable place within Massachusetts or, to the extent permitted by the articles of organization, elsewhere in the United States, as shall be selected by the President or the Board of Directors in the case of an annual meeting and, in the case of a special meeting, by the President, the Board of Directors or the applying stockholders calling such meeting.

                  Section 4. Notice of Meetings. A written notice of each meeting of stockholders containing the place, date and hour, and the purposes for which it is to be held, shall be given by the Clerk or, in the case of the death, absence, incapacity, or refusal of the Clerk, by any other officer, at least seven days before the date of the meeting, to each stockholder entitled to vote at the meeting and to each stockholder who is otherwise entitled by law or by the articles of organization or these by-laws to such notice, by leaving such notice with him or at his residence or usual place of business or by mailing it postage prepaid and addressed to each stockholder at his address as it shall appear in the stock and transfer records of the corporation. Notice of a meeting need not be given to a stockholder if a written waiver of notice, executed before or after the meeting by such stockholder or his attorney thereunto authorized, is filed with the records of the meeting.



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                  Section 5. Quorum. The holder or holders of a majority in
         interest of all stock issued, outstanding, and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum, but the majority of a lesser interest so present may, from time to time, postpone to a new time or place any meeting and the postponed meeting may be held without further notice.

                  Section 6. Voting and Proxies. Each stockholder entitled to vote shall have one vote, to be exercised in person or by proxy, for each share of stock held by him, and a proportionate vote for a fractional share. When a quorum is present at any meeting the vote of the holders of a majority in interest of the stock represented which is entitled to vote and voting shall decide any matter properly brought before the meeting, except in the case of elections by stockholders, which shall be decided by a plurality of the votes cast by stockholders entitled to vote at the election, and except when a larger vote is required by law, the articles of organization or these by-laws. No vote need be taken by ballot unless so requested by any stockholder entitled to vote thereon. Proxies must be in writing and filed with the clerk of the meeting before being voted. The person named in a proxy may vote at any adjournment of the meeting for which the proxy was given, but the proxy shall terminate after final adjournment of the meeting. No proxy dated more than six months before the meeting named in it shall be valid. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and



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         the burden of proving invalidity shall rest on the challenger. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to the exercise of the proxy the corporation receives a specific notice to the contrary from any one of them. Inspectors of election, if any, shall be appointed by the Board of Directors or, in the absence of such appointment, by the officer presiding at any meeting of the stockholders.

                  Section 7. Action by Consent. Any action required or permitted to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent in writing to the action and such written consents are filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE III

                             The Board of Directors

                  Section 1. Composition. The number of directors which shall constitute the whole Board of Directors shall be determined by vote of the stockholders or the Board of Directors, but shall consist of not less than three directors (except that whenever there shall be only two stockholders the number of directors shall be not less than two and whenever there shall be only one stockholder or prior to the issuance of any stock, there shall be at least one director). The number of directors may be decreased at any time and from time to time either by the stockholders or by a majority of the directors then in office, but only to



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         eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors.

                  Section 2. Election and Term. The directors, except as provided in the preceding section and Section 12 of this Article, shall be elected at the annual meeting of the stockholders. The directors, except as provided in Section 13 of this Article, shall hold office until the next annual meeting and until their successors are chosen and qualified. No director need be a stockholder.

                  Section 3. Powers. The business of the corporation shall be managed by the Board of Directors, which shall have and may exercise all the powers of the corporation except those powers reserved to the stockholders by these by-laws, by law or by the articles of organization.

                  Section 4. Annual Meeting. The annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, or any special meeting held in lieu thereof, without the necessity of notice. If such meeting is not then held, or if a quorum is not present, the annual meeting of the Board of Directors shall be called in the manner hereinafter provided for special meetings.

                  Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such times and places as shall from time to time be fixed by vote of the Board of Directors and no notice need be given of regular meetings held at times and places so fixed, provided, however, that any vote relating to the holding of regular meetings shall remain in force only until the



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         next annual meeting of the Board of Directors, and that if at any meeting of the Board of Directors, at which a vote is adopted fixing the times or place or places for any regular meetings any director is absent no meeting shall be held pursuant to such vote until either each such absent director has in writing or by telegram approved the vote or seven days have elapsed after a copy of such vote certified by the Clerk has been mailed, postage prepaid, addressed to each such absent director at his last known home or business address.

                  Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors, or the President, or by any two directors and shall be held at the time and place designated by the person or persons calling such meeting.

                  Section 7. Notices. The Clerk of the corporation or, in the case of his death, absence, incapacity, or refusal, any other officer, shall give notice of any special meeting to each director (i) by written notice delivered in person, or by telegram sent to his business or home address, at least twenty-four hours before such meeting or (ii) by written notice mailed to his last known business or home address at least seventy-two hours before such meeting. Notice of a meeting need not be given to any director if he executes a written waiver of notice before or after the meeting or if he attends the meeting without protesting either prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a



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         meeting of the Board of Directors need not specify the purposes of the meeting.

                  Section 8. Quorum and Voting. A majority of the directors then in office shall constitute a quorum. If a quorum is not present, a majority of those present at a meeting may, from time to time, postpone to a new time or place any meeting and the postponed meeting may be held without further notice. If a quorum is present, a majority of the directors present and voting may take any action unless a different vote is required by law, the articles of organization or these by-laws.

                  Section 9. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing and such consents are filed with the records of the meetings of the Board of Directors. Such consents shall be treated for all purposes as a vote at a meeting.

                  Section 10. Chairman of Board of Directors. The Board of Directors may elect from its own number a chairman. If a chairman has been elected, he shall preside at all meetings of the stockholders and of the Board of Directors at which he is present and shall have such other duties and powers as the Board of Directors may decide.

                  Section 11. Executive and Other Committees. The Board of Directors may elect from its own number an executive committee and any other committees, and may delegate to the committees any or all of its powers except the power to (a) change the principal office of the corporation; (b) amend the by-laws; (c) issue



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         stock; (d) establish and designate series of stock and fix and determine the relative rights and preferences of any series of stock;
         (e) elect officers required by law to be elected by the stockholders or directors and fill vacancies in any such offices; (f) change the number of the Board of Directors; (g) remove officers or directors from office; (h) authorize the payment of any dividend or distribution to stockholders; (i) authorize the reacquisition for value of stock of the corporation; or (j) authorize a merger. The Board of Directors may decide the manner in which any such committees shall conduct their business. The Board of Directors shall have power to rescind any action of any committee, but such rescission shall not be retroactive.

                  Section 12. Vacancies. Except as may be otherwise provided in the articles of organization, a vacancy in the Board of Directors may be filled by the Board of Directors by the election of a successor to hold office for the unexpired term of the director whose place is vacant and until his successor is chosen and qualified. Any vacancy in the Board of Directors may also be filled by the stockholders and the person so chosen shall displace any successor chosen by the Board of Directors.

                  Section 13. Removal. A director may be removed from office with or without cause by the stockholders, provided that the directors elected by a particular class of stockholders may be removed with or without cause only by the stockholders of such class. A director may be removed at any time for cause by the vote of a majority of the directors then in office. A director



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         may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                  Section 14. Resignation. Any director may at any time resign his office by delivering a written resignation to the Board of Directors, the President or the Clerk. Such resignation, unless a later time is specified therein, shall take effect upon receipt by the addressee or at the principal office of the corporation, and acceptance thereof shall not be necessary to make it effective.

                                     ARTICLE IV

                                      Officers

                  Section 1. Designation and Qualification. The officers of the corporation shall consist of a President, a Treasurer, a Clerk, and such other officers including one or more Vice Presidents, Assistant Treasurers and Assistant Clerks as the Board of Directors may elect. No officer need be a stockholder or a director. The Clerk shall be a resident of the Commonwealth of Massachusetts unless the corporation has a resident agent appointed to accept service of process. A person may hold more than one office at the same time provided that the President and Clerk may not be the same person except when there is only one stockholder. Any officer may be required by the Board of Directors to give bond for the faithful performance of his duties to the corporation in such amount and with such sureties as the Board of Directors may determine.

                  Section 2. Election and Term. The President, Treasurer and Clerk shall be elected annually by the Board of Directors at the



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         annual meeting of the Board of Directors and shall hold office until the next annual meeting of the Board of Directors and until their respective successors are chosen and qualified. All other officers may be elected by the Board of Directors at any time and shall hold office for such term as the Board of Directors determines.

                  Section 3. President. The President shall be the chief executive officer of the corporation, except as the Board of Directors may otherwise provide, and shall have general supervision and control of the business of the corporation subject to the direction of the Board of Directors. The President shall also have such other powers and duties as the Board of Directors may decide. It shall be his duty, and he shall have the power, to see that all orders and resolutions of the directors are carried into effect. In the absence of a chairman of the Board of Directors, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. Unless otherwise directed by the Board of Directors, the President may on behalf of the corporation vote or consent to any action with respect to or in connection with any interest that the corporation may hold or have in any other corporation or in any partnership, joint venture, association, trust, proprietorship, business entity or common undertaking whatsoever, and may appoint any other person or persons to act as proxy or attorney-in-fact for the corporation, with or without power of substitution. The Board of Directors may from time to time confer like powers upon any other officer.



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                  Section 4. Vice President. The Vice President or Vice
         Presidents, if any, shall have such powers and perform such duties as may be assigned to them by the Board of Directors or the President. In the absence of the President or in the event of his inability to act, the Vice President, if any, or, if there is more than one Vice President, the First Vice President, or, if no First Vice President has been designated, the Vice President senior in office, shall have and may exercise all the powers and duties of the President.

                  Section 5. Treasurer and Assistant Treasurers. The Treasurer shall have, subject to the direction of the Board of Directors, general charge of the financial affairs of the corporation and shall keep full and accurate records thereof, which shall always be open to the inspection of the President or of any director. He shall render to the President or to the Board of Directors, whenever either may require it, a statement of the accounts of his transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall perform such duties and have such powers additional to the foregoing as the directors may designate.

                  Any Assistant Treasurer shall have such powers and duties as the Board of Directors may decide.

                  Section 6. Clerk and Assistant Clerks. The Clerk shall record in books kept for that purpose all votes, consents, and the proceedings of all meetings of the stockholders and of the Board of Directors. Record books of stockholders' meetings shall be open at all reasonable times to the inspection of any



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         stockholder. The Clerk shall notify the stockholders and directors of all meetings in accordance with the by-laws.

                  In the absence of the Clerk from any meeting of the stockholders or from any meeting of the directors, the Assistant Clerk, if one be elected, or, if there be more than one, the one designated for the purpose by the directors, and otherwise a temporary clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

                  Any Assistant Clerks shall have such other powers and duties as the Board of Directors may decide.

                  Section 7. Vacancies. A vacancy in any office may be filled by the Board of Directors by the election of a successor to hold office for the unexpired term of the officer whose place is vacant and until his successor is chosen and qualified.

                  Section 8. Removal. All officers may be removed from their respective offices with or without cause by vote of a majority of the directors then in office. An officer may be removed for cause only after a reasonable notice and opportunity to be heard before the Board of Directors.

                  Section 9. Resignation. Any officer may at any time resign his office by delivering a written resignation to the Board of Directors, the President or the Clerk. Such resignation, unless a later date is specified therein, shall take effect upon receipt by the addressee or at the principal office of the corporation, and acceptance thereof shall not be necessary to make it effective.



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                                     ARTICLE V

                                   Capital Stock

                  Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate in the form approved by the Board of Directors stating the number, class, and designation of series, if any, of the shares held by him. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimiles if the certificate is countersigned by a transfer agent, or by a registrar of transfers, other than a director, officer or employee of the corporation.

                  Every certificate for shares of stock subject to any restriction on transfer pursuant to the articles of organization, these by-laws, or any agreement to which the corporation is a party shall have the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. If the corporation is authorized to issue more than one class or series of stock, every certificate issued shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualification and rights, and a statement that the



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         corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                  Section 2. Transfer. Shares of stock shall be transferred of record on the books of the corporation only upon the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed for transfer (or accompanied by a written assignment and power of attorney properly executed for transfer), and only upon compliance with provisions, if any, respecting restrictions on transfer contained in the articles of organization, these by-laws or any agreement to which the corporation is a party. The corporation may require proof of the genuineness of the signature and the capacity of the party presenting the certificate for transfer.

                  Section 3. Interests Not Recognized. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and shall not be bound to recognize any other claim to or interest in such share or shares on the part of any other person except as may be otherwise expressly provided by law.

                  Section 4. Lost, Mutilated, or Destroyed Certificates. Subject to Section 8-405 of the Massachusetts Uniform Commercial Code, as amended from time to time, the Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of any certificate alleged to have been lost, mutilated or destroyed. It may, in its discretion, require the owner of a lost, mutilated or destroyed certificate, or his legal representative, to give a bond, with or without surety,



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         sufficient in its opinion to indemnify the corporation against any loss, claim or expense which may arise by reason of the issuance of a new certificate in place of such lost, mutilated or destroyed stock certificate.

                  Section 5. Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent or a registrar, or both, and require all stock certificates to bear the signature or facsimile thereof of any such transfer agent or registrar. Unless the Board of Directors shall appoint a transfer agent, registrar or other officer or officers for the purpose, the Clerk shall be charged with the duty of keeping, or causing to be kept, accurate records of all stock outstanding, stock certificates issued, and stock transfers. Subject to any other rules which may be adopted from time to time by the Board of Directors, such records may be kept solely in the stock certificate books.

                  Section 6. Setting Record Date and Closing Transfer Records. The Board of Directors may fix in advance a time not more than sixty days before (i) the date of any meeting of the stockholders or (ii) the date for the payment of any dividend or the making of any distribution to stockholders or (iii) the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of, and to vote at such meeting or any adjournment thereof, or the right to receive such dividend or distribution, or the right to give such consent or dissent. If a record date is fixed by the Board of Directors, only stockholders of record on such date shall have




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         such rights notwithstanding any transfer of stock on the records of the corporation after such date. Without fixing such record date, the Board of Directors may close the transfer records of the corporation for all or any part of such sixty-day period.

                  If no record date is fixed and the transfer books are not closed, then the record date for determining stockholders having the right to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, and the record date for determining stockholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto.

                  Section 7. Issue of Stock. The Board of Directors may, from time to time, issue any of the authorized capital stock of the corporation for cash, property, services or expenses, or as a stock dividend, and on any terms permitted by law and the articles of organization. No stock shall be issued unless the cash, so far as due, or the property, services or expenses for which it was authorized to be issued, has been actually received or incurred by, or conveyed or rendered to, the corporation, or is in its possession as surplus.

                                     ARTICLE VI

                               Inspection of Records

                  The original, or attested copies of the articles of organization, by-laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and



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         the record address and the amount of stock held by each, shall be kept in the Commonwealth of Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk or of its resident agent. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                                    ARTICLE VII

                    Checks, Notes, Drafts and Other Instruments

                  Checks, notes, drafts and other instruments for the payment of money drawn or endorsed in the name of the corporation may be signed by any officer or officers or person or persons authorized by the directors to sign the same. No officer or person shall sign any such instrument as aforesaid unless authorized by the directors to do so.

                                    ARTICLE VIII

                                     Amendments

                  These by-laws may at any time be amended by the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of any meeting at which action is to be taken on the amendment.



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                                     ARTICLE IX

                                  Indemnification

                  Except as provided below, any director or officer of the corporation, and any person who serves at the request of the corporation as a director or officer of another organization or who serves at the request of the corporation in any capacity with respect to any employee benefit plan, shall be indemnified in full by the corporation against expenses, including attorneys' fees, and against the amount of any judgment, money decree, fine, or penalty, or against the amount of any settlement deemed reasonable by the Board of Directors, necessarily paid or incurred by such person in connection with or arising out of any claim made against such person, or any civil or criminal action, suit, or proceeding of whatever nature brought against such person or in which such person is made a party or in which such person is otherwise involved, by reason of being or having been a director or officer of the corporation or a director or officer of another organization at the request of the corporation or serving in any capacity with respect to any employee benefit plan at the request of the corporation. Such indemnification shall be provided although such person at the time of such claim, action, suit, or proceeding is no longer a director or officer of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

                  No indemnification shall be provided for any person with respect to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in



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         the reasonable belief that such person's action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. If such person has not been so adjudicated, such person shall be entitled to indemnification unless the Board of Directors decides that such person did not act in good faith in the reasonable belief that such person's action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Expenses reasonably incurred in defending any claim, action, suit, or proceeding of the character described in the preceding paragraph may, if the Board of Directors so decides, be advanced by the corporation in advance of the final disposition of such claim, action, suit, or proceeding, upon receipt of an undertaking by the recipient to repay all such advances in the event such person is adjudicated in any proceeding not to have acted, or the Board of Directors decides that such person did not act, in good faith in the reasonable belief that such person's action was in the best interests of the corporation or, to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan, which undertaking may be accepted without reference to the financial ability of such person to make repayment.



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                  Any rights of indemnification hereunder shall not be
         exclusive, shall be in addition to any other right which a director or officer of the corporation and any person serving at the request of the corporation as a director or officer of another organization or in any capacity with respect to any employee benefit plan may have or obtain, and shall accrue to such person's estate.

                  Any agent or employee of or for the corporation may be indemnified in such manner as the Board of Directors decides.




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